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                                                                     Exhibit 5.1

                               December 10, 1997

Delco Remy International, Inc.
2902 Enterprise Drive
Anderson, IN 46013

          Re:  Form S-1 Registration Statement
               Registration No. 33-37703
               -------------------------

Gentlemen and Ladies:

          We have acted as counsel to Delco Remy International, Inc., a Delaware corporation (the "Company"), Delco Remy America, Inc., a Delaware corporation ("DRA"), Reman Holdings, Inc., a Delaware corporation ("Reman"), Remy International, Inc., a Delaware corporation ("Remy"), Marine Drive Systems, Inc., a New Jersey corporation ("Marine Drive" and collectively with DRA, Reman, and Remy, the "Relevant Subsidiaries"), The A&B Group, Inc., a Mississippi corporation, A&B Enterprises, Inc., a Mississippi corporation, Dalex, Inc. a Mississippi corporation, A&B Cores, Inc., a Mississippi corporation, MCA, Inc. of Mississippi, a Mississippi corporation, R&L Tool Company, Inc., a Mississippi corporation, Nabco, Inc. a Michigan corporation, Power Investments, Inc., an Indiana corporation, Franklin Power Products, Inc., an Indiana corporation, International Fuel Systems, Inc. an Indiana corporation, Marine corporation of America, Inc., an Indiana corporation, Powrbilt Products, Inc., a Texas corporation and World Wide Automotive, Inc., a Virginia corporation (such companies collectively with the Relevant Subsidiaries, the "Guarantors") in connection with the preparation and filing of the Registration Statement on Form S-1 (Registration No. 33-37703), originally filed on October 10,
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Delco Remy International, Inc.
December 10, 1997
Page 2

1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and as subsequently amended by amendments thereto filed on October 22, 1997, November 21, 1997, November 26, 1997, December 9, 1997 and an amendment to be filed today (the "Registration Statement"), relating to the proposed issuance of an aggregate of $130,000,000 principal amount of Senior Notes Due 2007 (the "Senior Notes") of the Company and guaranteed by the Guarantors (the "Guaranties"). The Senior Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee.

          We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry which we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies. Based on the, foregoing it is our opinion that:

          1. The Senior Notes have been duly authorized by the Company, and when executed, authenticated and delivered in accordance with the terms of the Indenture, and paid for in the manner and at the prices set forth in the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

          2. Each Guaranty issued by a Relevant Subsidiary has been duly authorized by the respective Relevant Subsidiary and when executed, authenticated and delivered in accordance with the terms of the Indenture and when the Senior Notes have been paid for in the manner and at the price set forth in the Registration Statement, will constitute the legal, valid and binding obligation of each Relevant Subsidiary, enforceable against each Relevant Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions contemplated hereby. The opinions expressed herein may not be used or relied upon by any other person nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except as provided below.
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Delco Remy International, Inc.
December 10, 1997
Page 3

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." Such consent does not constitute a consent under Section 7 of the Securities Act ("Section 7"), since in consenting to the reference to our firm under such heading we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations promulgated by the Securities and Exchange Commission.

                                    Very truly yours,

                                    Dechert Price & Rhoads